                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                V.F. CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                             [VF CORPORATION LOGO]

                                 VF CORPORATION

                                                                  March 17, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of VF Corporation, which will be held on Tuesday, April 21, 1998, at The Inn at Reading, Park Road & Warren Street By-Pass, Wyomissing, Pennsylvania, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, shareholders will be asked to elect three directors, approve an amendment to the Corporation's articles of incorporation to increase the number of our authorized shares of Common Stock from 150,000,000 to 300,000,000 and consider such other matters as may properly come before the meeting.

     Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors and FOR the amendment to the articles of incorporation to increase our authorized shares of Common Stock.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     Your interest and participation in the affairs of the Corporation are most appreciated.

                                          Sincerely,

                                          /s/ L.R. Pugh
                                          L. R. Pugh
                                          Chairman of the Board

                             [VF CORPORATION LOGO]

                                 VF CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 21, 1998

                                                                  March 17, 1998

To the Shareholders of VF CORPORATION:

     The Annual Meeting of Shareholders of VF Corporation will be held at The Inn at Reading, Park Road & Warren Street By-Pass, Wyomissing, Pennsylvania, on Tuesday, April 21, 1998, at 10:30 a.m., for the following purposes:

     (1) to elect three directors to hold office until the 2001 Annual Meeting of Shareholders;


     (2) to consider and vote upon a proposal to amend the Corporation's articles of incorporation to increase the number of shares of Common Stock that the Corporation is authorized to issue from 150,000,000 to 300,000,000 (see page 20 of the accompanying proxy statement); and


     (3) to transact such other business as may properly come before the meeting and at any adjournments thereof.

     A copy of the Annual Report for 1997 is enclosed for your information.

     Only shareholders of record as of the close of business on March 3, 1998 will be entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors

                                                  Candace S. Cummings
                                            Vice President-Administration,
                                             General Counsel and Secretary

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

         FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF VF CORPORATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at the Annual Meeting of Shareholders of the Corporation on April 21, 1998 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of the Meeting. Proxies validly executed by shareholders and received by the Corporation prior to the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted (1) for the election of the three nominees proposed for election as directors and (2) for the approval of the amendment to the Corporation's articles of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 (the "Share Proposal").

     The securities entitled to vote at the Meeting consist of shares of Common Stock and Series B ESOP Convertible Preferred Stock ("Series B Stock") of the Corporation. At the close of business on March 3, 1998, there were 123,121,318 outstanding shares consisting of 121,296,498 shares of Common Stock and 1,824,820 shares of Series B Stock. Each share of Common Stock is entitled to one vote and each share of Series B Stock is entitled to two votes. Only holders of record at the close of business on March 3, 1998 will be entitled to notice of and to vote at the Meeting. Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. A plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of a majority of the votes cast at the Meeting is required to approve the Share Proposal. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors or for the approval of the Share Proposal.

     All share amounts in this proxy statement reflect the two-for-one split of the Corporation's Common Stock which was effective November 24, 1997.

     A copy of the Corporation's Annual Report for the fiscal year ended January 3, 1998 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     The mailing address of the Corporation's executive office is P.O. Box 1022, Reading, Pennsylvania 19603. The approximate date on which this proxy statement and the form of proxy were first mailed or given to security holders was March 17, 1998.

                             ELECTION OF DIRECTORS

     The three persons listed below have been nominated by the Board of Directors to serve as directors until the 2001 Annual Meeting. In accordance with the Corporation's tenure policy, Leon C. Holt, Jr. will not be standing for reelection. The Corporation acknowledges the outstanding service rendered by Mr. Holt since his election as a director in 1983.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
To Serve Until the
2001 Annual Meeting
 Robert D. Buzzell, 64..............  Distinguished Professor,
                                      School of Business Administration -
                                      George Mason University.............            1983
 Edward E. Crutchfield, 56..........  Chairman and Chief Executive
                                      Officer,
                                      First Union Corporation.............            1992
 George Fellows, 55.................  President and Chief Executive
                                      Officer, Revlon, Inc................            1997
------------------------------------------------------------------------------------------

     Dr. Buzzell has served as a Distinguished Professor at the School of Business Administration of George Mason University since September 1993. He served on the faculty of the Harvard Graduate School of Business Administration from 1961 to 1993. Dr. Buzzell also serves as a director of Harleysville Insurance Companies. He is a member of the Organization and Compensation, and Pension Advisory Committees of the Board of Directors.

     Mr. Crutchfield is the Chairman and Chief Executive Officer of First Union Corporation (a banking and financial services company), a position that he has held since 1985. The Corporation maintains banking relationships with First Union. Mr. Crutchfield serves as a director of First Union Corporation, The Liberty Corporation and Bernhardt Industries, Inc. He is a member of the Audit, Finance, and Organization and Compensation Committees of the Board of Directors.

     Mr. Fellows is the President and Chief Executive Officer of Revlon, Inc. and of Revlon Consumer Products Corporation, positions he has held since January 1997. He was President and Chief Operating Officer of Revlon, Inc. and Revlon Consumer Products Corporation from November 1995 until January 1997 and has been a director of Revlon, Inc. since November 1995 and a Director of Revlon Consumer Products Corporation since 1994. Mr. Fellows was Senior Executive Vice President of Revlon, Inc. and of Revlon Consumer Products Corporation and President and Chief Operating Officer of Revlon, Inc.'s Consumer Group from February 1993 until November 1995. He became a member of the Audit and Organization and Compensation Committees of the Board of Directors on February 10, 1998.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 2000
Annual Meeting
 Robert J. Hurst, 52................  Vice Chairman,
                                      Goldman, Sachs & Co.................            1994
 M. Rust Sharp, 57..................  Of Counsel,
                                      Pepper Hamilton LLP (Attorneys).....            1984
 L. Dudley Walker, 67...............  Chairman of the Board,
                                      VF Knitwear, Inc....................            1984
------------------------------------------------------------------------------------------

     Mr. Hurst is Vice Chairman, Executive Committee member and head of the Investment Banking Division of Goldman, Sachs & Co. (an international investment banking and securities firm). The Corporation maintains investment banking relations with Goldman, Sachs. Mr. Hurst also serves as a director of USF&G Corporation. He is a member of the Finance and Nominating Committees of the Board of Directors.

     Mr. Sharp has been Of Counsel to Pepper Hamilton LLP, a national law firm headquartered in Philadelphia, Pennsylvania, since December 1996. He was previously a partner with the law firm of Clark, Ladner, Fortenbaugh & Young, a Philadelphia, Pennsylvania law firm. Pepper Hamilton LLP provides legal services to the Corporation. Mr. Sharp is a director of Pennock Company, a national wholesale florist. Mr. Sharp is a member of the Executive and Finance Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

     Mr. Walker served as President and Chief Executive Officer of Bassett-Walker, Inc., a wholly-owned subsidiary of the Corporation, from 1960 to 1987; he has been a director of Bassett-Walker since 1952 and Chairman of its Board since 1978. As of January 3, 1998, Bassett-Walker was renamed VF Knitwear, Inc. Mr. Walker also serves as a director of Crestar Financial Corporation, a bank holding company, Crestar Bank and Hooker Furniture Corp. He is a member of the Pension Advisory Committee of the Board of Directors.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 1999
Annual Meeting
 Ursula F. Fairbairn, 55............  Executive Vice President-Human
                                      Resources & Quality,
                                      American Express Company............            1994
 Barbara S. Feigin, 60..............  Executive Vice President,
                                      Grey Advertising Inc................            1987
 Mackey J. McDonald, 51.............  President and Chief Executive
                                      Officer
                                      of the Corporation..................            1993
 William E. Pike, 69................  Former Executive Vice President,
                                      J.P. Morgan & Co. Incorporated......            1972
 Lawrence R. Pugh, 65...............  Chairman of the Board and Chairman
                                      of the Executive Committee of the
                                      Corporation.........................            1980
------------------------------------------------------------------------------------------

     Mrs. Fairbairn joined American Express (a financial services company) as Executive Vice President-Human Resources & Quality in December 1996. From 1990 until joining American Express, she served as Senior Vice President of Human Resources of Union Pacific Corporation. Mrs. Fairbairn also serves as a director of General Signal Corp. She is a member of the Organization and Compensation, and Pension Advisory Committees of the Board of Directors.

     Mrs. Feigin is Executive Vice President and Worldwide Director of Strategic Services of Grey Advertising Inc., a position she has held since 1983. Mrs. Feigin also serves as a director of Circuit City Stores, Inc. She is a member of the Audit, Nominating, and Organization and Compensation Committees of the Board of Directors.

     Mr. McDonald joined the Corporation's Lee subsidiary in 1983. He served in various managerial positions with the Corporation's subsidiaries until 1991 when he was named a Group Vice President of the Corporation. In 1993, Mr. McDonald was elected President and a director of the Corporation. Effective January 1, 1996, Mr. McDonald also assumed the position of Chief Executive Officer. He is a director of First Union Corporation and Hershey Foods Corporation. Mr. McDonald is a member of the Executive Committee and serves as an ex officio member of all other committees of the Board, except the Audit, Nominating, and Organization and Compensation Committees.

     Mr. Pike was Executive Vice President of J.P. Morgan & Co. Incorporated prior to his retirement in 1989. He is a member of the Executive, Finance, Nominating, and Organization and Compensation Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

     Mr. Pugh joined the Corporation in 1980 and served as Chief Executive Officer from 1982 until December 31, 1995, when he relinquished the CEO position. Mr. Pugh retired in 1997. He continues to serve as Chairman of the Board. He is a director of Mercantile Stores Company, Inc., Milliken & Company and UNUM Corporation. Mr. Pugh is Chairman of the Executive Committee of the Board and serves as an ex officio member of all other committees of the Board, except the Audit, Nominating, and Organization and Compensation Committees.

DIRECTORS' COMPENSATION

     Each director other than Mr. McDonald is paid an annual stipend of $28,000, payable monthly, plus a fee of $1,200 for each Board meeting attended. Each such director who serves on a committee is paid $1,000 for each meeting attended which is held on a day when a meeting of the Board is not convened and $500 for each meeting attended which is held on a day when a meeting of the Board is convened. Each such director serving as a chairman of a committee receives an additional stipend of $200 for each committee meeting attended which is held on a day when a meeting of the Board is not convened and $100 for each committee meeting attended held on a day when a meeting of the Board is convened. The Chairman of the Board receives an additional annual stipend of $25,000, payable monthly, but does not receive meeting fees. Travel and lodging expenses are reimbursed. Mr. McDonald, the only director who is also an employee of the Corporation, does not receive any compensation in addition to his regular salary for attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her stipend and fees into equivalent units of the Corporation's Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums are payable to the participant upon termination of service or such later date specified in advance by the participant. Five directors elected to defer compensation in 1997.


     Under the 1996 Stock Compensation Plan approved by shareholders at the 1997 Annual Meeting of Shareholders, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted share awards. In prior years, grants were made to directors in December of each year. In 1997, the decision was made to defer grants of stock options to employees of the Corporation and its subsidiaries to February 1998. Consistent with this decision, grants to directors were also deferred to February 1998. (See Stock Options on page 12) Accordingly, no stock options were granted to directors in 1997. On February 10, 1998, each director other than Mr. McDonald was granted a non-qualified option for 4,800 shares at an exercise price of $43.30 per share.


     Each director is eligible to participate in the Corporation's matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year.

     The Corporation has never provided pension, medical or life insurance benefits to its non-employee directors.

                         BOARD MEETINGS AND COMMITTEES

     During 1997, there were eight meetings of the Board of Directors. All members of the Board attended at least 75% of the total number of meetings of the Board and all committees on which they served.

     Consistent with what it perceives to be good principles of corporate governance, the Corporation's historic practice has been to require that the majority of its Board consists of directors who have never served as employees of the Corporation, currently nine of twelve directors. The Board has Audit, Executive, Finance, Nominating, Organization and Compensation, and Pension Advisory Committees. The following committees of the Board have primary responsibility for audit, nomination or compensation matters and consist solely of non-employee directors.

     AUDIT COMMITTEE: This committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Corporation, (2) reviewing the scope of the audit to be conducted by them, (3) meeting with the independent auditors concerning the results of their audit and (4) overseeing the scope and adequacy of the Corporation's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Corporation. The members of the committee are Messrs. Crutchfield (Chairman), Fellows, Holt and Mrs. Feigin. The committee held three meetings during 1997. Mr. Fellows became a member of the committee in 1998.

     NOMINATING COMMITTEE: The responsibilities of this committee include the screening of potential candidates for director and the recommendation of candidates to the Board of Directors. The Corporation's By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Corporation (1) in the case of an Annual Meeting, not less than 150 days prior to the date of the Annual Meeting or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The committee will consider suggestions from the Corporation's shareholders, which should be submitted to the Secretary of the Corporation. The committee may refuse to take action on such recommendation, in which case the shareholder proposing the nominee would have to follow the formal procedures set forth in the By-Laws. The members of the committee are Mrs. Feigin (Chairman), and Messrs. Hurst and Pike. The committee held three meetings during 1997.

     ORGANIZATION AND COMPENSATION COMMITTEE: It is the responsibility of this committee to make a continuing review of the Corporation's compensation and benefit programs, to consider its organizational structure, including management development and succession, and to make recommendations to the Board regarding such programs and structure. This committee also has responsibility for (1) reviewing and recommending to the Board salary and incentive compensation for the Corporation's Chief Executive Officer and other executive officers and (2) reviewing and recommending to the Board of Directors short-term and long-term incentive compensation programs and setting performance goals. The members of the committee are Messrs. Pike (Chairman), Buzzell, Crutchfield, Fellows and Mrs. Fairbairn and Mrs. Feigin. The committee held two meetings during 1997. Mr. Fellows became a member of the committee in 1998.

     Compensation Committee Interlocks and Insider Participation - As indicated above, Mr. Crutchfield is Chairman and Chief Executive Officer of First Union Corporation. Mr. McDonald is also a director of First Union Corporation.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.


                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM
     The goal of the Corporation's Executive Compensation Program (the "Program") is to attract, retain and motivate the Corporation's management team to produce above average returns for shareholders.

     The Program incorporates three compensation objectives. First, the Program seeks to offer total compensation at levels that are competitive with other large U.S. based companies with which the Corporation may compete for executive talent. The Organization and Compensation Committee of the Board (the "Compensation Committee") has been advised that the Towers Perrin executive compensation database, which includes executive compensation data for over 500 large U.S. based companies, fairly represents this group (the "Corporation's Peer Group"). Second, the Program aims to provide incentives to executives based on corporate and individual performance and to reward superior performance with superior levels of compensation. Third, the Program seeks to encourage maximization of long-term total shareholder return by providing executives with long-term incentives tied to stock value which will create similar interests among the shareholders and executives. The Corporation balances each of the Program's objectives by establishing target compensation levels for executive pay which are achieved through a combination of base salary, annual incentive pay, restricted stock and stock options designed to create long-term incentives.

     It is the philosophy of the Corporation that a significant portion of each executive's total compensation should be at-risk based on the financial performance of the Corporation. The at-risk components of total compensation are progressively greater for higher level positions. For 1997, the at-risk components of the targeted cash compensation packages for executive officers named in this proxy statement ranged from 64% to 70%.

COMPETITIVE COMPENSATION TARGETS
     Total compensation targets, consisting of base salary and annual and long-term incentive awards, are set annually for all management positions. Information provided by the Corporation's independent compensation consultant regarding the Corporation's Peer Group as well as companies within the S&P Textile (Apparel Manufacturers) Index together with analysis of published survey materials and relevant proxy statements form the Compensation Committee's basis for establishing compensation targets.

     In general, commensurate with each position's responsibility and impact on results, total compensation for each of the Corporation's executive officers is targeted to be at the 75th percentile of compensation paid to executives in comparable positions within the Corporation's Peer Group only if targeted performance goals established by the Compensa-tion Committee under the Corporation's Executive Incentive Compensation Plan ("EIC Plan") and Discretionary Executive Bonus Plan ("DEB Plan") are met.

     Under the EIC Plan, a performance goal based on the Corporation's primary earnings per share, excluding the effects of extraordinary and non-recurring items, is set each year by the Compensation Committee. Depending upon the level of achievement of the performance goal, annual awards may range from 0 to 150% of the target award for each EIC Plan participant. The maximum individual award in any year is $1,500,000. The Committee may exercise discretion to reduce awards generally or for any individual participant.

     The purpose of the DEB Plan is to enable the Compensation Committee to establish performance goals for senior members of management based on financial measurements which may include but are not limited to the earnings per share measurement provided for in the EIC Plan. Under the DEB Plan, the Board retains the discretion to increase or decrease awards based on its evaluation of individual performance and other factors it deems relevant.

     Stock options are typically granted annually to provide executive officers and other employees with a long-term incentive opportunity. The size of each grant generally increases with the level of responsibility of the executive officer. The grant to each executive officer named in this proxy statement also depends upon the Compensation Committee's assessment of the individual's performance. The Committee does not assign specific weighting to these factors.

SUMMARY OF ACTIONS TAKEN BY THE ORGANIZATION AND COMPENSATION COMMITTEE

1997 MERIT INCREASES
     At its October 1996 meeting, the Compensation Committee approved merit increase budgets for the Corporation and its subsidiaries based on competitive data presented to the Committee on projected 1997 merit increase budgets for comparable United States companies. The Corporation's overall 1997 merit increase budget was 4%. At its February 1997 meeting, the Committee approved salary increases to be effective as of January 1, 1997. The salary increase for each executive officer was based on the Committee's assessment of the individual's performance and the individual's salary within his or her salary grade as well as salary practices of comparable companies.

BONUS AWARDS
     At its February 1997 meeting, the Compensation Committee fixed the EIC Plan and DEB Plan performance targets for the Corporation and the targeted bonuses for each participating executive. The dollar amount of each targeted bonus was based upon a percentage of the midpoint of the salary range for the executive's position. At its February 1998 meeting, the Committee granted EIC Plan and DEB Plan awards to the named executive officers based on the Corporation having substantially exceeded the EIC Plan and DEB Plan performance targets for 1997 and a review and assessment by the Committee of the performance of the named executive officers. In setting the EIC Plan and DEB Plan awards, the Committee gave primary weight to the level of achievement of the respective performance targets.

STOCK OPTION AND RESTRICTED STOCK AWARDS
     In prior years, the Compensation Committee approved stock option grants at its December meeting while awards of cash bonuses occurred at its February meeting after the completion of the fiscal year in respect of which the cash bonuses were awarded. The decision was made in 1997 to defer consideration of the grant of stock options until the February meeting so that all elements of executive compensation could be considered by the Committee at the same meeting. Accordingly, no stock option grants were made by the Committee in 1997. As required by the rules of the Securities and Exchange Commission, stock options granted in 1998 will be reported in the Corporation's Proxy Statement for the 1999 Annual Meeting of Shareholders.

     At its February 1997 meeting, the Compensation Committee fixed the 1997 performance objectives under the 1996 Stock Compensation Plan for grants of restricted stock to Messrs. McDonald, Schamberger and MacFarlan. These restricted stock awards are intended to be a long-term retention incentive and are not a component of targeted total compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     The Chief Executive Officer's salary, bonus awards and restricted stock award follow the policies described above.

     Mr. McDonald's salary increase for 1997 was 4%, and was based on salary data provided by the Corporation's independent compensation consultants, together with the projection of total targeted compensation within the guidelines described above.

     Mr. McDonald's incentive compensation and restricted stock award for 1997 were based primarily upon the financial performance of the Corporation under Mr. McDonald's leadership.

     The Corporation achieved record sales and earnings for the fiscal year. Net income for 1997 increased 17% to a record $350.9 million or $2.76 per share from $299.5 million or $2.32 per share in 1996. Sales in 1997 reached $5,222 million, up from $5,137 million in 1996.

     The Compensation Committee concluded that during 1997 Mr. McDonald had significantly advanced his strategic plan for the Corporation, including continuing emphasis on increasing investment in core brands targeted for growth, strategic acquisitions in growth categories and improved profitability in other categories. In addition, under Mr. McDonald's leadership, the Corporation continued to efficiently execute plans for Jeanswear and Knitwear Coalition consolidations and a more balanced manufacturing base. The Committee noted that the Corporation continued to maintain a strong financial position in 1997 and delivered record sales and earnings performance.

     The Compensation Committee awarded Mr. McDonald a total of $1,536,700 under the EIC Plan and DEB Plan based on the Plans' performance targets being substantially exceeded.

     As indicated above, the Compensation Committee did not award any stock options in 1997.

     The Compensation Committee awarded Mr. McDonald 10,000 shares of restricted Common Stock pursuant to the 1996 Stock Compensation Plan based on achievement of the 1997 performance objective, which was a targeted level of growth in earnings per share. The shares will not vest unless Mr. McDonald remains an employee of the Corporation until December 31, 2005.

TAX DEDUCTIBILITY CONSIDERATIONS
     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. The 1996 Stock Compensation Plan is designed to meet these requirements as is the Corporation's EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interests of shareholders. Tax deductibility is only one consideration in determining the type and amount of compensation. In connection with the DEB Plan, the Board of Directors maintains discretion to increase as well as decrease awards based on the Board's assessment of individual performance and other factors deemed relevant. Accordingly, the DEB Plan does not meet the requirements of Section 162(m). In granting awards, the Board will nevertheless take into consideration any potential loss of deductibility. For compensation received in respect of 1997 performance, Mr. McDonald has elected to defer receipt of an amount of compensation sufficient to eliminate any potential loss of deductibility.

                           William E. Pike, Chairman
                Robert D. Buzzell          Edward E. Crutchfield
                Ursula F. Fairbairn        Barbara S. Feigin

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the years 1995 through 1997 by the Corporation to or for the benefit of the named executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG TERM COMPENSATION
                                                                            -------------------------------
                                             ANNUAL COMPENSATION                   AWARDS           PAYOUTS
  ------------------------------------------------------------------------------------------------------------------------
                                                                OTHER       RESTRICTED    STOCK
                                                                ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
          NAME AND                                             COMPEN-       AWARD(S)      SARS     PAYOUTS     COMPEN-
     PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)    SATION($)(1)      ($)         (#)        ($)     SATION($)(2)
  ------------------------------------------------------------------------------------------------------------------------
  M.J. McDonald(3)           1997    728,000     1,536,700       -           433,000(4)        0       0         10,000
  President and              1996    700,000     1,536,600       -           341,250     150,000       0         10,000
  Chief Executive Officer    1995    545,000      350,000        -                 0     140,000       0         10,000


  ------------------------------------------------------------------------------------------------------------------------
  J.P. Schamberger           1997    416,000      610,000        -           173,200(4)        0       0         10,000
  Vice President and         1996    400,000      590,000        -           136,500      44,000       0         10,000
  Chairman - Jeanswear       1995    359,333      256,000       150,371            0      44,000       0         10,000
  Coalition


  ------------------------------------------------------------------------------------------------------------------------
  D.G. MacFarlan             1997    375,000      550,000        -           173,200(4)        0       0         10,000
  Vice President and         1996    350,000      520,000        -           136,500      34,000       0         10,000
  Chairman - Knitwear,       1995    316,250      200,000        -                 0      34,000       0         10,000
  Playwear and Intimate
  Apparel Coalitions


  ------------------------------------------------------------------------------------------------------------------------
  G.G. Johnson               1997    384,000      505,000        -                 0           0       0         10,000
  Vice President -           1996    370,000      505,000        -                 0      34,000       0         10,000
  Finance and Chief          1995    356,000      110,000        -                 0      30,000       0         10,000
  Financial Officer


  ------------------------------------------------------------------------------------------------------------------------
  T.A. Lambeth(5)            1997    340,000      466,000       117,500            0           0       0         10,000
  Vice President and         1996    324,000      375,000        -                 0      28,000       0         10,000
  President - European &     1995    300,000       50,000        -                 0      18,000       0         10,000
  Asian Operations


(1) This column includes the incremental cost to the Corporation of providing perquisites and other personal benefits not included under Salary or Bonus, where the amount of such benefits exceeds the lesser of $50,000 or 10% of the executive's Salary plus Bonus. Of the 1997 amount shown for Mr. Lambeth, $89,500 represents moving expenses.

(2) The amount in this column represents the matching contribution of the Corporation under the Executive Deferred Savings Plan.

(3) Mr. McDonald served as President and Chief Operating Officer of the Corporation in 1995. He was named President and Chief Executive Officer effective January 1, 1996.

(4) Restricted stock awards, valued at $43.30 per share, were made on February 10, 1998, as follows: Mr. McDonald - 10,000 shares; Mr. Schamberger - 4,000 shares; and Mr. MacFarlan - 4,000 shares. Dividends paid on restricted stock are reinvested in additional restricted shares. At fiscal year-end, Mr. McDonald held 20,888 restricted shares, having an aggregate value of $956,900, and Messrs. Schamberger and MacFarlan each held 4,071 restricted shares, having an aggregate value of $186,500, based on the closing price of the Corporation's Common Stock on January 2, 1998.

(5) Mr. Lambeth served as President of The Lee Apparel Company in 1995 and was named Vice President and President - European & Asian Operations in 1996.

                                 STOCK OPTIONS

     Prior to 1997, stock options had been granted by the Organization and Compensation Committee of the Board of Directors at the December meeting of the Committee while cash bonus awards were considered at the February meeting after the end of the fiscal year in respect of which the cash awards were made. In 1997, the decision was made to defer the consideration of the grant of stock options under the Corporation's 1996 Stock Compensation Plan to the February meeting so that the Committee could consider all elements of executive compensation at the same meeting. Accordingly, no stock options were granted in fiscal 1997. In accordance with the rules of the Securities and Exchange Commission, information concerning stock options granted in 1998 will be reported in the Corporation's Proxy Statement for the 1999 Annual Meeting of Shareholders.

     The following table sets forth for each of the named executive officers information regarding stock options exercised by such officers during the 1997 fiscal year, together with the number and value of stock options held at 1997 fiscal year end, each on an aggregate basis.


------------------------------------------------------------------------------------------------
      AGGREGATED OPTION EXERCISES IN THE 1997 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
------------------------------------------------------------------------------------------------
                                                                               VALUE OF
                                                          NUMBER OF          UNEXERCISED
                                                         UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS AT           OPTIONS AT
                                                       FISCAL YEAR-END    FISCAL YEAR-END(1)
                          NUMBER OF                    ---------------    ------------------
                       SHARES ACQUIRED     VALUE        EXERCISABLE/         EXERCISABLE/
        NAME             ON EXERCISE      REALIZED      UNEXERCISABLE       UNEXERCISABLE
------------------------------------------------------------------------------------------------
 M.J. McDonald             -0-               -           656,000/-0-       $12,958,950/-0-
 J.P. Schamberger          -0-               -           180,000/-0-         3,101,850/-0-
 D.G. MacFarlan            -0-               -           121,000/-0-         2,190,112/-0-
 G.G. Johnson              115,000       $2,794,870          -0-/-0-               -0-/-0-
 T.A. Lambeth              -0-               -           176,000/-0-         3,287,800/-0-
------------------------------------------------------------------------------------------------


       (1) Market value of underlying securities at fiscal year-end ($45.8125), minus the exercise price.

                              FUTURE REMUNERATION

PENSION PLAN
     The Corporation maintains and contributes to the VF Corporation Pension Plan (the "Pension Plan"), a defined benefit plan which covers all of the Corporation's domestic employees, including the named executive officers.

     The following table reflects estimated annual benefits which would be payable, without regard to any limitation imposed by the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 ("ERISA"), under the Pension Plan upon retirement of individuals in the specified remuneration and years of service classifications. Benefits under the Pension Plan are determined based on average salary and bonus compensation during the five years immediately preceding retirement.

-----------------------------------------------------------------------
  ASSUMED AVERAGE
ANNUAL COMPENSATION    ESTIMATED ANNUAL BENEFITS BASED ON SERVICE OF:
-----------------------------------------------------------------------
                      10 YEARS   15 YEARS   20 YEARS   25 YEARS OR MORE
-----------------------------------------------------------------------
    $  400,000        $ 70,000   $105,000   $140,000      $  175,000
       600,000         106,000    159,000    212,000         265,000
       800,000         142,000    213,000    284,000         355,000
     1,100,000         196,000    294,000    392,000         490,000
     1,250,000         223,000    334,000    446,000         557,000
     1,500,000         268,000    402,000    536,000         670,000
     2,000,000         358,000    537,000    716,000         895,000
     2,250,000         403,000    605,000    806,000       1,007,000
     2,500,000         448,000    672,000    896,000       1,120,000

--------------------------------------------------------------------------------


     Benefits which are not payable under the Pension Plan because of certain Code and/or ERISA limitations are provided pursuant to the Corporation's Supplemental Executive Retirement Plan (see below). The amounts in the table have been computed on a straight life annuity basis and include entitlements from the Pension Plan and the Supplemental Executive Retirement Plan, as applicable.


     Each of the named executive officers has credited years of service under the Pension Plan as follows: Mr. McDonald - 15 years; Mr. Schamberger - 25 years; Mr. MacFarlan - 19 years; Mr. Johnson - 9 years; and Mr. Lambeth - 29 years.

     The Pension Plan provides that if it is "Overfunded" upon the occurrence of a "Change in Control" of the Corporation (as those terms are defined in the Pension Plan), certain Pension Plan assets in excess of those needed to meet expected benefit entitlements are to be used fully and irrevocably to vest each participant's accrued benefit and provide increases in accrued benefits for active participants, retired participants, surviving spouses and beneficiaries and terminated vested participants. The Pension Plan is considered "Overfunded" to the extent that the fair market value of Pension Plan assets exceeds Pension Plan liabilities (primarily the actuarial present value of Pension Plan benefit entitlements).

     Had there been a Change in Control as of the end of the Corporation's 1997 fiscal year, the named executive officers would have estimated annual benefits vested (excluding any allocation of excess pension assets to participants) under the Pension Plan (without regard to Code and/or ERISA limitations) in approximately the following amounts: Mr. McDonald - $339,000; Mr. Schamberger - $164,000; Mr. MacFarlan - $113,000; Mr. Johnson - $108,000; and Mr. Lambeth -
$203,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     The Supplemental Executive Retirement Plan (the "SERP") is an unfunded, non-qualified plan for eligible participants designed (i) to restore benefits lost under the Pension

Plan due to (a) the maximum legal limit of pension benefits imposed under ERISA and the Code and (b) an election to defer compensation under the Corporation's Deferred Compensation Plan and/or Executive Deferred Savings Plan and (ii) to supplement the Pension Plan benefits of those senior executives whose tenure may be relatively short by virtue of having joined the Corporation in mid-career or who lost pension benefits with former employers as a result of an early separation from service.

     Eligibility to receive a supplemental benefit under the SERP is discretionary with the Board of Directors, and the form of benefit is to be determined on an individual basis by the Compensation Committee of the Board of Directors.

     At the end of the Corporation's 1997 fiscal year, the Supplemental Annual Benefit Determinations approved by the Compensation Committee and the Board of Directors provide benefits to the named executive officers as follows:

     (1) Each of Mr. McDonald and Mr. Johnson's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) as if he had 25 credited years of service under the Pension Plan, (b) without regard to any limitation imposed by the Code or ERISA,
(c) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan and (d) on the basis of the average of the highest three years of his salary and bonus compensation during the five-year period immediately preceding retirement.

     (2) Each of Mr. Schamberger, Mr. MacFarlan and Mr. Lambeth's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) without regard to the annual compensation limitation imposed by the Code and (b) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan.

     SERP benefits will become funded upon a "Change in Control" of the Corporation, as defined in the Change in Control Agreements described below. In this regard, the Corporation has established a trust with UMB Bank, N.A., as Trustee (the "SERP Trust"). The SERP Trust may be funded by the Corporation at any time to secure payment of certain SERP benefits not otherwise paid by the Corporation. Upon a Change in Control, the Corporation is required to fund the SERP Trust, which becomes irrevocable.

     Had there been a Change in Control as of March 3, 1998, the estimated annual benefits vested under the SERP and payable beginning at age 65 for each of the named executive officers were as follows: Mr. McDonald - $816,000; Mr. Schamberger - $140,000; Mr. MacFarlan - $99,000; Mr. Johnson - $338,000; and Mr. Lambeth - $177,000.

CHANGE IN CONTROL ARRANGEMENTS

CHANGE IN CONTROL AGREEMENTS
     The Corporation has entered into Change in Control Agreements with certain executives of the Corporation (the "Agreements"). The Agreements provide severance benefits to the designated executives in the event their employment is terminated within a specified period after a "Change in Control" of the Corporation, as such term is defined in the Agreements.

     The Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by the Corporation upon notice to the executive and are automatically terminated if the executive's employment with the Corporation ceases. The Corporation may not terminate the Agreements (a) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a Change in Control or (b) within a specified period of time after a Change in Control occurs. Severance benefits include the lump sum payment of amounts ranging from 1.99 to 2.99 times the average annual compensation for the five taxable years ending prior to the date on which a Change in Control of the Corporation occurred.

     There are no limitations on the total payments to be made to an executive in the event of termination of employment upon a Change in Control to prevent such payments from constituting excess "parachute payments" (as that term is defined in the Code). Executives also receive additional payments under the Agreements to reimburse them for any increased taxes, penalties and interest resulting from severance payments under the Agreements by reason of such payments being treated as excess parachute payments.

     In addition, the Agreements also provide for funding of the severance benefits payable upon a Change in Control. In this regard, the Corporation has established a Trust with UMB Bank, N.A., as Trustee (the "CIC Trust"). Upon a Change in Control, the Corporation will fund the CIC Trust in an amount equal to the severance benefits payable under the Agreements. The CIC Trust secures payment to the executives of severance benefits payable under the Agreements to the extent not paid by the Corporation. (Also see Future Remuneration - Supplemental Executive Retirement Plan.)

     Had there been a Change in Control as of March 3, 1998, approximate payments under the Agreements upon severance of the named executive officers would have been as follows (excluding applicable reimbursements for increased taxes, penalties and interest, if any): Mr. McDonald - $4,774,440; Mr. Schamberger - $2,266,900; Mr. MacFarlan - $1,893,400; Mr. Johnson - $2,243,100;
and Mr. Lambeth - $1,176,700.

     Under the terms of the Agreements, the executives also would be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock, lump sum payments under the Corporation's SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump sum payment upon attaining retirement age. Upon a Change in Control, the Corporation also will pay all reasonable legal fees and related expenses incurred by the executives as a result of the termination of their employment or in obtaining or enforcing any right or benefit provided by the Agreements.

DEFERRED SAVINGS PLANS
     The Corporation maintains an Executive Deferred Savings Plan (the "EDS Plan"), which is an unfunded, non-qualified deferred compensation arrangement for a select group of management and highly compensated employees of the Corporation and certain of its subsidiaries.

     The EDS Plan permits an eligible employee to defer the receipt of a specified portion of his or her compensation until the date of retirement, disability, death or termination of employment. The Corporation matches 50% of the first $20,000 deferred annually by each participant. Upon a "Change of Control" of the Corporation, matching contributions become fully vested and the Corporation is required to fully fund the amount accrued for each employee.

     Until 1992, the named executive officers, as well as other salaried employees were eligible to participate in the Corporation's Tax-Advantaged Savings Plan (the "TAS Plan"). Thereafter, the named executive officers, as well as certain other highly compensated employees, became ineligible to participate further in the TAS Plan and instead became eligible to participate in the EDS Plan effective February 1, 1992. Although the named executive officers may no longer make contributions to the TAS Plan and the Corporation is no longer making contributions to the TAS Plan on their behalf, they retain their existing benefits and continue to be participants thereunder.

     In January 1990, the TAS Plan was amended to include an Employee Stock Ownership Plan component and the ESOP trustee borrowed $65 million from the Corporation for the purpose of acquiring for the ESOP 2,105,263 shares of Series B Stock from the Corporation. Shares of Series B Stock are allocated to TAS Plan participants' accounts as the loan balance is amortized.

     The named executive officers participate in the leveraged ESOP feature of the TAS Plan. The TAS Plan provides that upon a "Change in Control" of the Corporation, the Corporation immediately will make a contribution to the TAS Plan in an amount sufficient to repay the balance of all outstanding "Acquisition Loans", and unallocated shares of Series B Stock shall be allocated to participants' accounts in proportion to their compensation. At December 31, 1997, 850,960 shares were unallocated under the ESOP.

                               PERFORMANCE GRAPH

     The following graph compares the Corporation's performance, as measured by the change in price of its Common Stock, plus reinvested dividends, with the Standard & Poor's ("S&P") 500 stock index and the S&P Textile (Apparel Manufacturers) stock index for the five years ended December 31, 1997.

      Measurement Period
     (Fiscal Year Covered)             VFC              S&P 500          S&P Textile
1992                                   100                100                100
1993                                    89                110                 76
1994                                    96                112                 74
1995                                   107                153                 83
1996                                   140                189                114
1997                                   197                252                123


     OVER A FIVE-YEAR PERIOD, THE CORPORATION'S TOTAL RETURN OF 97% COMPARES WITH 152% AND 23% FOR THE S&P 500 AND S&P TEXTILE (APPAREL MANUFACTURERS) INDICES, RESPECTIVELY.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS
     Shown below are persons known by the Corporation to have voting power and/or dispositive power over more than 5% of its Common Stock or Series B Stock, as well as certain other information, all as of March 3, 1998, except as otherwise indicated in the footnotes below.


---------------------------------------------------------------------------------------------
                    BENEFICIAL OWNER                             AMOUNT OF           PERCENT
                 AND NATURE OF OWNERSHIP                  BENEFICIAL OWNERSHIP(1)    OF CLASS
---------------------------------------------------------------------------------------------
                                        Common Stock
William E. Pike, M. Rust Sharp and PNC Bank, N.A., P.O.
Box 7648, Philadelphia, PA 19101, as Trustees under Deeds
of Trust dated August 21, 1951(2 3 4)....................    13,945,336 shares        11.5%
William E. Pike, M. Rust Sharp and PNC Bank, N.A., P.O.
Box 7648, Philadelphia, PA 19101, as Trustees under the
Will of John E. Barbey, deceased(2 3 4)..................     8,977,952 shares         7.4%
                                                             -----------------
                 Total...................................    22,923,288 shares        18.9%
Sanford C. Bernstein & Co., Inc. 767 Fifth Avenue New
York, NY 10153(5)........................................     9,270,303 shares         7.6%
                          Series B ESOP Convertible Preferred Stock
UMB Bank, N.A., P.O. Box 419226, Kansas City, MO 64179,
as Trustee of the Corporation's Tax-Advantaged Savings
Plan for Salaried Employees..............................     1,824,820 shares         100%
---------------------------------------------------------------------------------------------


(1) None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

(2) Messrs. Pike and Sharp are directors of the Corporation.

(3) Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.


(4) Including shares in the above table, PNC Bank, N.A. held a total of 23,061,441 shares (19%) of the class outstanding of the Corporation's Common Stock in various trust and agency accounts on December 31, 1997. As to all such shares, the Bank had sole voting power over 129,687 shares, shared voting power over 22,930,354 shares, sole dispositive power over 33,988 shares and shared dispositive power over 22,973,322 shares. Including shares held by PNC Bank, N.A., its holding company parent, PNC Bank Corp, held a total of 132,387 shares with sole voting power, 22,930,354 shares with shared voting power, 34,228 shares with sole dispositive power and 22,973,322 shares with shared dispositive power.


(5) The information in the above table concerning Sanford C. Bernstein & Co., Inc., a registered investment advisor/broker dealer, was obtained from a
    Schedule 13G filed with the Securities and Exchange Commission on February 4, 1998. At December 31, 1997, Sanford C. Bernstein & Co., Inc. had sole voting power over 5,237,902 shares, shared voting power over 1,058,249 shares and sole dispositive power over 9,270,303 shares.

COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table reflects, as of March 3, 1998, the total beneficial ownership of Common Stock of the Corporation by each director and named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes. Share ownership of Messrs. Pike and Sharp includes 22,923,288 shares reported under Certain Beneficial Owners, as to which they share voting and dispositive power with PNC Bank, N.A. as Trustees (see page 18). Other than Messrs. Pike and Sharp, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding.



                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP           TOTAL
                                             ----------------------------       SHARES
                                               SHARES      OPTION SHARES     BENEFICIALLY
NAME                                          OWNED(1)     EXERCISABLE(2)       OWNED
-----------------------------------------------------------------------------------------
Robert D. Buzzell..........................       1,600          9,000            10,600
Edward E. Crutchfield......................      16,434          9,000            25,434
Ursula F. Fairbairn........................       2,671         12,600            15,271
Barbara S. Feigin..........................       4,976(3)      20,400            25,376
George Fellows.............................         -0-            -0-               -0-
Leon C. Holt, Jr. .........................      11,200(4)      16,200            27,400
Robert J. Hurst............................       6,263         12,600            18,863
Mackey J. McDonald.........................      60,919(5)     656,000           716,919
William E. Pike............................  22,929,192         23,400        22,952,592
Lawrence R. Pugh...........................      25,397        420,000           445,397
M. Rust Sharp..............................  22,925,657         23,400        22,949,057
L. Dudley Walker...........................      55,000         20,400            75,400
John P. Schamberger........................      23,157(6)     120,000           143,157
Daniel G. MacFarlan........................      19,379(6)      92,000           111,379
Gerard G. Johnson..........................      20,000            -0-            20,000
Timothy A. Lambeth.........................      26,506        176,000           202,506
All Directors and Executive Officers as a
  Group (19 persons).......................  23,224,550      1,738,200        24,962,750
-----------------------------------------------------------------------------------------


(1) Shares owned include shares held in trusts in connection with employee benefit plans, as to which the following participants share voting power but have no present dispositive power: Mr. McDonald - 11,775 shares; Mr. MacFarlan - 5,226 shares; and all executive officers as a group - 24,088 shares. Does not include shares of Series B Stock held in trust in connection with an employee benefit plan, as to which participants also share voting power but have no present dispositive power (and no power to direct conversion into Common Stock), as follows: Mr. McDonald - 206 shares; Mr. Schamberger - 315 shares; Mr. MacFarlan - 274 shares; Mr. Johnson - 206 shares; Mr. Lambeth - 302 shares; and all executive officers as a group - 1,893 shares. Shares owned also include shares held in a trust in connection with an employee benefit plan, as to which the following participants have dispositive power but no voting power: Mr. McDonald - 55 shares; Mr. MacFarlan - 6,082 shares; and all executive officers as a group - 6,137 shares. Shares owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mrs. Fairbairn - 935 shares; Mrs. Feigin - 776 shares; Mr. Hurst - 3,463 shares; Mr. Pike - 704 shares; and Mr. Sharp - 369 shares.

(2 )All shares in the column "Option Shares Exercisable" are subject to options under the 1982 Stock Option Plan, the 1991 Stock Option Plan and/or the 1996 Stock Compensation Plan.

(3 )Includes 400 shares as to which Mrs. Feigin shares voting and dispositive power.

(4 )Includes 7,000 shares held by the Holt Family Foundation, of which Mr. Holt is a Trustee. Mr. Holt shares voting and dispositive power with respect to these shares.

(5 )Includes 30,888 shares of restricted stock over which Mr. McDonald holds voting power but not dispositive power.

(6 )Includes 8,071 shares of restricted stock over which the officer holds voting power but not dispositive power.

PROPOSAL 1

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Corporation is currently authorized to issue 175,000,000 shares of stock of which 150,000,000 shares are designated Common Stock and 25,000,000 shares are designated Preferred Stock. The Corporation's Board of Directors has unanimously approved, subject to shareholder approval, an amendment to the Corporation's articles of incorporation that would increase the Corporation's authorized shares of Common Stock from 150,000,000 to 300,000,000.

     At the close of business on March 3, 1998, 121,296,498 shares of Common Stock and 1,824,820 shares of Series B ESOP Convertible Preferred Stock were outstanding and 13,613,244 Common Stock were reserved for issuance in connection with the Corporation's 1996 Stock Compensation Plan, stock options granted under prior plans and the conversion of Series B ESOP Convertible Preferred Stock.

     In November 1997, the Corporation effected a two-for-one stock split which utilized substantially all of the Corporation's authorized but unissued shares of Common Stock that were not otherwise reserved for issuance. All share amounts in this Proxy Statement reflect the stock split. The purpose of the recommendation to increase the number of authorized shares of Common Stock at this time is to provide the Corporation with substantially the same degree of flexibility that existed prior to the stock split to take advantage of opportunities that might require the issuance of Common Stock. The availability of additional authorized shares may enable the Corporation to proceed with a transaction without incurring the delay or expense associated with a special meeting of shareholders.

     If the share increase is approved by shareholders, the additional authorized shares of Common Stock would be available for general corporate purposes, including acquisitions, stock dividends or stock splits. Currently, the Corporation has no specific plans, understandings or arrangements for issuing any of the additional shares of Common Stock that would be authorized by the proposed amendment. If the proposed amendment is approved by the shareholders, the Board of Directors could authorize the issuance of any authorized but unissued shares of Common Stock, including those authorized by the amendment, on terms determined by it without further action by the shareholders, unless the shares were issued in a transaction, such as certain mergers or consolidations, requiring shareholder approval. A potential effect of the proposed amendment would be dilution of present shareholders' percentage interests in the Corporation if the Corporation issues a substantial number of the newly authorized shares. Shareholders should also be aware that the increase in authorized shares could have an antitakeover effect since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Corporation. However, the increase in authorized shares has not been proposed for antitakeover purposes, and the Board of Directors has no knowledge of any current efforts of any third party to effect a change in control of the Corporation.

     Under the Corporation's articles of incorporation, shareholders have no preemptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock, or other securities of the Corporation. All attributes of the additional shares of Common Stock would be the same as those of existing shares of Common Stock.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE FOREGOING
PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has been selected by the Audit Committee of the Board of Directors to serve as independent accountants for the Corporation for the current fiscal year. One or more representatives of Coopers & Lybrand will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions.

                               OTHER INFORMATION

OTHER MATTERS
     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Corporation in writing prior to the Meeting or by personal notification at the Meeting prior to the voting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Corporation, as well as persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them.

EXPENSES OF SOLICITATION
     The cost of this proxy solicitation will be borne by the Corporation. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Corporation without additional compensation. The Corporation has engaged D. F. King & Co., Inc. to solicit proxies in connection with the proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Corporation of such solicitation is approximately $10,000. The Corporation will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

1999 SHAREHOLDER PROPOSALS
     In order for shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office on or before November 18, 1998. As of July 7, 1998, the Corporation's principal office will be located at 628 Green Valley Road, Greensboro, North Carolina 27408.

                                             By Order of the Board of Directors

                                                  Candace S. Cummings
                                             Vice President-Administration,
                                             General Counsel and Secretary

Dated: March 17, 1998

PROXY

                                 VF CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints M.J. McDonald and L.R. Pugh, and each of them, proxies of the undersigned, with power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the undersigned on March 3, 1998, at the Annual Meeting of Shareholders of VF Corporation to be held on April 21, 1998, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting.

ELECTION OF DIRECTORS                           Change of Address and Comments

Nominees:                                      ---------------------------------

    For a 3-year term: Robert D. Buzzell       ---------------------------------
                       Edward E. Crutchfield
                       George Fellows          ---------------------------------

                                               ---------------------------------
                                               (If you have written in the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN       SEE REVERSE
THIS CARD.                                                               SIDE

         PLEASE MARK YOUR
    [X]  VOTES AS IN THIS
         EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

--------------------------------------------------------------------------------
         DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 1
--------------------------------------------------------------------------------

                             FOR     WITHHELD                                             FOR     AGAINST     ABSTAIN
1.  Election of Directors.                                      2.  PROPOSAL 1 --
                                                                    Approval of the
                                                                    Amendment to the
                                                                    Articles of
                                                                    Incorporation to
    FOR, except vote withheld from the following                    Increase Authorized
    nominee(s):                                                     Common Stock

    --------------------------------------------                                   Change of Address/
                                                                                Comments on Reverse Side

                                                                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                                                    PROMPTLY IN THE ENCLOSED ENVELOPE.  NO
                                                                    POSTAGE REQUIRED IF MAILED IN THE UNITED
                                                                    STATES.

                                                                    NOTE:  Please sign name(s) exactly as printed hereon.
                                                                           Joint owners should each sign.  When signing as
                                                                           attorney, executor, administrator, trustee or
                                                                           guardian, please give full title as such.

                                                                    -------------------------------------------------------

                                                                    -------------------------------------------------------
                                                                        SIGNATURE(S)                            DATE

                                 VOTING REQUEST

TO:     VF CORPORATION PENSION PLAN COMMITTEE (THE "COMMITTEE"),
        ADMINISTRATOR OF THE VF EXECUTIVE DEFERRED SAVINGS PLAN (THE "PLAN")

                As a participant in the Plan with certain Basic and/or Matching Deferrals being credited with gains and losses as if invested in the VF Corporation Stock Fund, and in accordance with the Committee's procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant's Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:

ELECTION OF DIRECTORS

                THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:       For a 3-year term:
                Robert D. Buzzell, Edward E. Crutchfield and George Fellows


         VOTE FOR all nominees listed
    [ ]  above, except vote withheld from       [ ]   VOTE WITHHELD
         individual nominees as follows:              from all nominees

         --------------------------------

         --------------------------------

PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

                THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

             FOR                        AGAINST                 ABSTAIN

             [ ]                          [ ]                     [ ]

                I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the Election of Directors and FOR the Amendment to the Articles of Incorporation to Increase Authorized Common Stock. I further understand that this Committee, pursuant to its discretionary powers under the Plan, may reject this request and direct the trustee to vote the shares in a contrary manner.

Signature of Participant:

-------------------------------

Dated:                   , 1998
       ------------------

                                                PLEASE SIGN, DATE AND RETURN
                                                THESE INSTRUCTIONS PROMPTLY
IMPORTANT:  Please sign and date                IN THE ENCLOSED ENVELOPE.  NO
these instructions exactly as your              POSTAGE REQUIRED IF MAILED IN
name appears hereon.                            THE UNITED STATES.

                                VOTING REQUEST

TO:    VF CORPORATION PENSION PLAN COMMITTEE (THE "COMMITTEE"),
       ADMINISTRATOR OF THE VF DEFERRED SAVINGS PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN")

              As a participant in the Plan with certain Basic Deferrals being credited with gains and losses as if invested in the VF Corporation Stock Fund, and in accordance with the Committee's procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant's Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:

ELECTION OF DIRECTORS

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:     For a 3-year term:
              Robert D. Buzzell, Edward E. Crutchfield and George Fellows

    [ ]  VOTE FOR all nominees listed           [ ]  VOTE WITHHELD
         above, except vote withheld from             from all nominees
         individual nominees as follows:

         -------------------------------

         -------------------------------

PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

            FOR                 AGAINST               ABSTAIN
            [ ]                   [ ]                   [ ]

              I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the Election of Directors and FOR the Amendment to the Articles of Incorporation to increase Authorized Common Stock. I further understand that this Committee, pursuant to its discretionary powers under the Plan, may reject this request and direct the trustee to vote the shares in a contrary manner.

Signature of Participant:

-------------------------
Dated:               1998
      --------------
                                                PLEASE SIGN, DATE AND RETURN
                                                THESE INSTRUCTIONS PROMPTLY
                                                IN THE ENCLOSED ENVELOPE. NO
IMPORTANT: Please sign and date                 POSTAGE REQUIRED IF MAILED IN
these instructions exactly as your              THE UNITED STATES.
name appears hereon.

March 17, 1998


To All Participants in the Tax-Advantaged Savings Plan:

        The Annual Meeting of Shareholders of VF Corporation will be held in Wyomissing, Pennsylvania on April 21, 1998. As a participant in the VF Tax-Advantaged Savings Plan for Salaried Employees (the "Plan"), you have a right to vote, through the Plan's Trustee, all shares standing to your credit in the Trust on March 3, 1998, the record date for voting at this year's Annual Meeting of Shareholders.

        Enclosed with this letter is the 1997 Annual Report of VF Corporation; the Proxy Statement, which describes the matters to be voted upon at the Annual Meeting; a Voting Instruction Card, which will permit you to vote the shares allocated to your account in the Plan; and a stamped, pre-addressed return envelope. You may exercise your right to vote by specifying your choices on the enclosed Voting Instruction Card and by signing and forwarding the Card to the Trustee in the enclosed envelope. The return envelope needs no postage if mailed in the United States. Your vote will be tabulated by UMB Bank, N.A., Trustee for the Plan, and voted by the Trustee, thereby preserving the confidentiality of your vote.

        Any shares of VF Corporation stock held by you as a shareholder apart from the Tax-Advantaged Savings Plan should be voted by execution of a proxy.

        If your Voting Instruction Card is not returned timely to the Trustee, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

                       By Order of the Board of Directors



                              Candace S. Cummings
                         Vice President-Administration,
                         General Counsel and Secretary


                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
               RETURN YOUR INSTRUCTIONS IN THE ENCLOSED ENVELOPE.

                                    [FRONT]

                            VOTING INSTRUCTION CARD

                                 VF CORPORATION

           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VF CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO:     UMB Bank, N.A.,
        Trustee for the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the "Plan")

           The undersigned hereby instructs the Trustee to vote, in person or by proxy, the Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to my account under the Plan at the 1998 Annual Meeting of Shareholders of VF Corporation to be held on April 21, 1998, and at any adjournments thereof.

ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:

        For a 3-year term: Robert D. Buzzell, Edward E. Crutchfield and
                           George Fellows

   [ ]  VOTE FOR all nominees listed       [ ]  VOTE WITHHELD from all
        above, except vote withheld             nominees.
        from individual nominees as
        follows (if any):

        ----------------------------

        ----------------------------

PROPOSAL 1 - APPROVAL OF AN AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

           THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                     FOR             AGAINST         ABSTAIN

                     [ ]               [ ]             [ ]

                    (Continued and to be signed on reverse)

                        (Continued from the other side)

        These instructions when properly executed and received timely by the Trustee will be followed by the Trustee in voting the shares of Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to the account of the undersigned participant. If you return this card properly signed but do not otherwise specify your choices, shares will be voted FOR the Election of Directors and FOR approval of the Amendment to Increase Authorized Common Stock. If you do not return this card timely, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

Signature of Participant:


----------------------------------

Dated:                      , 1998
       ---------------------

IMPORTANT:  Please sign and date
these instructions exactly as your name
appears hereon.


PLEASE SIGN, DATE AND RETURN
THESE INSTRUCTIONS PROMPTLY
IN THE ENCLOSED ENVELOPE.  NO
POSTAGE REQUIRED IF MAILED IN
THE UNITED STATES.